UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

SA FUNDS – INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

October 5, 2008

PLEASE VOTE TODAY!

Dear SA Funds Shareholder:

Recently we mailed you a package of information, including a proxy statement and voting card(s), relating to the Special Meeting of SA Funds Shareholders scheduled for October 27, 2008. Our records indicate that we have not yet received your vote.

We urge you to vote as soon as possible in order to allow us to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid the possibility of an adjournment. If you do not plan to cast your vote at the Meeting, please act now to get your vote in by October 23, 2008, the deadline for voting by proxy.

YOUR VOTE IS URGENTLY NEEDED!

Your vote is important no matter how many shares you own. By voting now, you can help avoid the inconvenience and additional costs associated with follow-up mailings and telephone calls.

The Board of Trustees recommends that you vote “FOR” the two proposals described in the proxy statement.

If you have any questions or you would like the assistance of a live voting specialist to cast your vote, please call the SA Funds’ proxy solicitor, Broadridge, at 866-615-7869 (Monday - Friday 9:30 am – 9:00 pm ET, and Saturday 10:00 am – 6:00 pm ET).

For your convenience, you may also use one of the following methods to cast your vote:

1.      By Telephone.
Call the toll-free number printed on your voting card(s), enter the control number printed on the voting card(s), and follow the recorded instructions to vote. Telephone voting is available 24 hours a day, 7 days a week.

2.      By Internet.
Log on to the web site printed on your voting card(s), enter the control number printed on the voting card(s), and follow the on-line instructions to vote.
3.      By Mail.
Return your signed and dated voting card(s) using the postage-paid envelop immediately so that we will receive your vote by October 23, 2008.

If you have already voted, thank you for your participation.

VOTING IS QUICK AND EASY. PLEASE VOTE TODAY!

SAF 1ST 10/08